Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

JPMORGAN CHASE & CO.
(Exact Name of Registrant as Specified in its Charter)

JPMORGAN CHASE FINANCIAL COMPANY LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	JPMorgan Chase & Co. (“JPMC&C”) Debt Securities	457(o)
Fees to be Paid	Other	JPMC&C Warrants (3)(4)	457(o)
Fees to be Paid	Other	JPMC&C Units (5)	457(o)
Fees to be Paid	Other	JPMC&C Purchase Contracts	457(o)
Fees to be Paid	Debt	JPMorgan Chase Financial Company LLC (“JPMCFC”) Debt Securities	457(o)
Fees to be Paid	Other	JPMCFC Warrants (4)	457(o)
Fees to be Paid	Debt	JPMC&C Guarantees of JPMCFC Debt Securities	Other (6)
Fees to be Paid	Other	JPMC&C Guarantees of JPMCFC Warrants	Other (6)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$100,000,000,000	0.0001102	$11,020,000
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	Debt	JPMC&C Debt Securities	415(a)(6)			S-3	333-236659	April 8, 2020
Carry Forward Securities	Other	JPMC&C Warrants	415(a)(6)			S-3	333-236659	April 8, 2020
Carry Forward Securities	Other	JPMC&C Units	415(a)(6)			S-3	333-236659	April 8, 2020
Carry Forward Securities	Other	JPMC&C Purchase Contracts	415(a)(6)			S-3	333-236659	April 8, 2020
Carry Forward Securities	Debt	JPMCFC Debt Securities	415(a)(6)			S-3	333-236659-01	April 8, 2020
Carry Forward Securities	Other	JPMCFC Warrants	415(a)(6)			S-3	333-236659-01	April 8, 2020
Carry Forward Securities	Debt	JPMC&C Guarantees of JPMCFC Debt Securities	415(a)(6)			S-3	333-236659	April 8, 2020
Carry Forward Securities	Other	JPMC&C Guarantees of JPMCFC Warrants	415(a)(6)			S-3	333-236659	April 8, 2020
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(7)		S-3	333-236659 and 333-236659-01	April 8, 2020	(7)
	Total Offering Amounts			$100,000,000,000	$11,020,000
	Total Fees Previously Paid				—
	Total Fee Offsets				(7)
	Net Fee Due				$11,020,000

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC	S-3	333-236659 and 333-236659-01	February 26, 2020		(7)				(7)
Fee Offset Sources	JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC	S-3	333-236659 and 333-236659-01		February 26, 2020						$6,490,000

(1)	This Registration Statement also relates to offers and sales of an unspecified amount of debt securities, warrants, units and purchase contracts, together with any accompanying guarantees, in connection with market-making transactions by and through the affiliates of the Registrants, including J.P. Morgan Securities LLC. These securities consist of an unspecified amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an unspecified amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by JPMorgan Chase & Co. with the following file numbers: 333-199966, 333-177923, 333-155535 and 333-130051 and by JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC with the following file numbers: 333-209682, 333-209682-01, 333-222672, 333-222672-01, 333-236659 and 333-236659-01. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrants. This Registration Statement also includes an unspecified amount of identified classes of securities as may be issued from time to time upon exercise, conversion or exchange of warrants being registered hereunder.

(2)	The aggregate maximum offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not exceed $100,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Warrants of JPMorgan Chase & Co. may be issued together in units with any purchase contracts, debt securities issued by JPMorgan Chase & Co., debt obligations or other securities of an entity affiliated or not affiliated with JPMorgan Chase & Co., other property or any combination thereof.

(4)	Warrants may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices, (C) in the case of warrants of JPMorgan Chase Financial Company LLC only, to receive cash determined by reference to currencies or (D) to purchase or sell securities issued by the Registrants or another entity, a basket of such securities or any combination of the above.

(5)	Units may consist of one or more warrants, purchase contracts, debt securities issued by JPMorgan Chase & Co., debt obligations or other securities of an entity affiliated or not affiliated with JPMorgan Chase & Co., other property or any combination thereof.

(6)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other securities registered hereby.

(7)	The Registrants previously registered securities on Form S-3 (File Nos. 333-236659 and 333-236659-01) filed on February 26, 2020, as amended by Pre-Effective Amendment No. 1 filed on April 8, 2020 (the “Prior Registration Statement”), for which the Registrants paid a registration fee, some of which securities remain unsold. Prior to the effectiveness of this Registration Statement, the Registrants expect to register additional securities on this Registration Statement and to use the registration fee paid in respect of some of those unsold securities from the Prior Registration Statement to offset the registration fee due on those additional securities in whole or in part pursuant to Rule 457(p) under the Securities Act (“Rule 457(p)”). The Registrants also expect to include the remaining unsold securities from the Prior Registration Statement in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”). Prior to the effectiveness of this Registration Statement, the Registrants will specify in a pre-effective amendment to this Registration Statement the amount of any such fee offset from the Prior Registration Statement pursuant to Rule 457(p) and the amount of unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). The registration fee relating to unsold securities included in this Registration Statement pursuant to Rule 415(a)(6) will continue to be applied to those unsold securities registered pursuant to this Registration Statement, and no additional registration fee will be paid. Pursuant to Rule 415(a)(6), the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Upon the filing of such pre-effective amendment, the Registrants will confirm the offerings of the unsold securities associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.